UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2011

SAVEDAILY, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-143039	20-8006878
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3020 Old Ranch Parkway, Suite 140
Seal Beach, California 90740
 (Address of Principal Executive Offices)

(562) 795-7500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01	Entry into a Material Definitive Agreement.
On November 21, 2011 (the “Effective Date”), SaveDaily, Inc. (the “Company”), along with SaveDaily.com, Inc., a wholly-owned subsidiary of the Company, entered into a financing agreement (the “Financing and Security Agreement”) with EQ Partners, LLC, an Ohio limited liability company (the “Lender”), pursuant to which the Lender funded an initial advance of $750,000 on November 22, 2011. The Lender has the option to provide additional financing of $2,250,000 (“Additional Financing”) on or before April 21, 2012, all on the terms and subject to the conditions set forth in the Financing and Security Agreement. The obligations owing to the Lender shall be due and payable in full on or before the earlier to occur of: (i) if the Additional Financing is not completed, the date that is nine (9) months from the Effective Date; (ii) if the Additional Financing is completed, the dates or times set forth in the agreements entered into between Lender and SaveDaily in connection with the Additional Financing. Lender has agreed to inform SaveDaily before April 21, 2012 whether Lender desires to complete the Additional Financing, subject to completion of the Additional Financing Documents, Lender’s continuing diligence and the performance of SaveDaily. If Lender elects not to pursue the Additional Financing, then Lender has agreed to provide SaveDaily with assistance in obtaining financing to replace the Additional Financing and/or the Financing (defined below), as deemed reasonable and appropriate by Lender in Lender’s discretion.

We and Harry Dent, our Chairman of the Board and our senior secured creditor, also entered into a Subordination Agreement with the Lender whereby Mr. Dent agreed to subordinate his priority secured position to that of the Lender, and we further executed a convertible Cognovit Promissory Note and issued the Warrant described below (collectively, with the Financing and Security Agreement, the “Financing Documents” and the transaction being the “Financing”).  Pursuant to the Financing Documents, the Company granted the Lender a security interest in all of the Company’s assets to secure the Company’s obligations under the Financing Documents.  The Financing also provides that the Lender may convert all or a portion of the advances made thereunder for shares of the Company’s common stock, at a conversion price of $0.37 per share. The Company also issued to the Lender a Warrant that allows the holder for a period of five years to acquire up to 750,000 shares of the Company’s common stock, at $0.37 per share. The conversion price under the Cognovit Promissory Note and the purchase price under the Warrant are subject to adjustment upon occurrence of certain events including stock splits, stock dividends, and certain dilutive issuances. The Company granted the Lender the right to nominate one director of the Company, or to appoint two representatives as observers at meetings of the board of directors.

The Company issued a press release announcing the Financing on November 28, 2011. A copy of the press release is furnished herewith as Exhibit 99.1. The foregoing descriptions of the Financing and its terms do not purport to be a complete statement of the Financing or of the parties’ rights and obligations under the Financing Documents. The above descriptions are qualified in their entirety by reference to the Financing Documents, attached as exhibits to this Current Report on Form 8-K. The Financing Documents are incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 21, 2011, we entered into a financing agreement  with EQ Partners, LLC, an Ohio limited liability company, pursuant to which we received an initial advance of $750,000 on November 22, 2011. We intend to use the proceeds for customer and software support and for working capital purposes.

We executed a senior secured Cognovit promissory note, convertible into shares of our common stock at $.37 per share, subject to adjustment. We also issued a warrant to the Lender that allows the holder to acquire, for a term of five years, up to 750,000 shares of common stock at a purchase price of $.37 per share, without registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act and in compliance with Regulation D promulgated thereunder.

We employed no placement agent in connection with this transaction.. At the closing we paid or agreed to pay: (i) a financing fee of $60,000 to the Lender, (ii) a closing fee of $11,250 to the Lender, (iii) reimbursement of legal and diligence fees and costs of $15,000 to the Lender and (iv) a finder’s fee of $26,250 to an unrelated third party finder. The Financing and Security Agreement also recites that for a period of four years Lender shall have a right of first refusal with respect to any future financing we may seek, whether debt or equity. According to the Financing and Security Agreement, before we may accept any funds from any third party, we must present Lender with the opportunity to finance, lend or invest such funds on the terms offered by such third party.

For further information about the terms of these transactions, please see the disclosures under Item 1.01 above, which is incorporated herein by reference..

Item 8.01 Other Events.

Qualified Investors LP Lawsuit.  As previously reported in our Quarterly Report on Form 10-Q filed on November 14, 2011, Qualified Investors LP (“QILP”), filed a complaint in Superior Court for Orange County, California on September 7, 2011 entitled “Qualified Investors, LP, a California Limited Partnership, vs. SaveDaily.com, Inc., a California Corporation” (the “QILP Complaint”) against SaveDaily.Com, Inc., the Company’s wholly-owned subsidiary (the “Subsidiary”) alleging that the Subsidiary had breached its payment obligations under a marketing agreement between QILP and the Subsidiary. The Subsidiary filed a demurrer to the QILP Complaint, asserting that the terms of the marketing agreement required that any dispute arising in connection with the marketing agreement be submitted to binding arbitration. On November 8, 2011, QILP filed an amended complaint acknowledging and agreeing that the dispute be referred initially to mediation and thereafter to binding arbitration should mediation not be successful.  Additionally, on September 13, 2011, QILP filed an application for a writ of attachment against the Subsidiary’s assets, which application for writ of attachment was granted on November 17, 2011 in the amount of $644,500.30.  The Company intends vigorously to defend this matter and believes that a material loss in this dispute is not probable.

McGaughy Lawsuit.  As previously reported in the Company’s Quarterly Report on Form 10-Q filed on November 14, 2011, on September 7, 2011, Melvin McGaughy  (“McGaughy”) filed a complaint in United States District Court, Central District of California entitled “Melvin H. McGaughy, an individual, Melvin H. McGaughy, as Trustee of the Melvin H. McGaughy Irrevocable Trust; and Patricia G. Ericson, an individual, vs. Harry S. Dent, Jr., an individual” (the “McGaughy Complaint”) against Harry S. Dent, Jr. (“Dent”) for breach of personal guaranty. Dent is the chairman of the Board of Directors and a principal shareholder of the Company. In the McGaughy Complaint, the plaintiffs’ allege that Dent failed to make payments under a guaranty of certain Company indebtedness that Dent provided to McGaughy, payment of which were to begin on January 31, 2003. Neither the Company nor its subsidiary is a party to the McGaughy Complaint. A motion to dismiss the McGaughy Complaint was filed by Dent on October 14, 2011, which motion is scheduled to be heard on February 6, 2012. The Company is currently paying the costs of the defense of the McGaughy Complaint.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description

10.1	Financing and Security Agreement, dated as of November 21, 2011.

10.2	Convertible Cognovit Promissory Note, dated as of November 21, 2011.

10.3	Warrant to Purchase Common Stock, dated as of November 21, 2011.

10.4	Subordination Agreement, dated as of November 16, 2011.

99.1	Press Release, dated November 28, 2011, announcing the Financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SAVEDAILY, INC.

Date: November 28, 2011	By:	/s/ Jeff Mahony
Jeff Mahony,
Chief Executive Officer